Exhibit 23(a)



               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 3, 1994, of West Penn Power Company appearing in the Consolidated Annual Report for Allegheny Power System, Inc., Allegheny Generating Company, Monongahela Power Company, The Potomac Edison Company and West Penn Power Company on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "EXPERTS" in such Prospectus.


PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

December 21, 1994
New York, New York